EXHIBIT (4)

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is made as of this 26th day of April, 2010, by and among Eaton Vance Special Investment Trust (“Special Investment Trust”), a Massachusetts business trust, on behalf of its series Eaton Vance Emerging Markets Fund (“Acquired Fund”), and Eaton Vance Mutual Funds Trust (“Mutual Funds Trust”), on behalf of its series Eaton Vance Structured Emerging Markets Fund (“Acquiring Fund”).

WITNESSETH

     WHEREAS, Mutual Funds Trust and Special Investment Trust are registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as open-end management investment companies authorized to issue an unlimited number of shares of beneficial interest without par value in one or more series (such as the Acquired Fund and Acquiring Fund), and the Trustees of Mutual Funds Trust and Special Investment Trust have divided the shares of the Acquired Fund and the Acquiring Fund into multiple classes, including Class A and Class B shares of the Acquired Fund (“Acquired Fund Shares”), and, in the case of the Acquiring Fund, Class A shares (“Acquiring Fund Shares”) and Class C and Class I shares;

     WHEREAS, the Acquired Fund currently invests all of its assets in Emerging Markets Portfolio, a separate open-end, management investment company which is proposed to be dissolved upon consummation of the reorganization contemplated herein (the “Portfolio”);

     WHEREAS, Mutual Funds Trust and Special Investment Trust desire to provide for the reorganization of the Acquired Fund through the acquisition by the Acquiring Fund of substantially all of the assets of the Acquired Fund in exchange for the Acquiring Fund Shares in the manner set forth herein; and

     WHEREAS, it is intended that the reorganization described in this Agreement shall be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”);

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.	Definitions

	1.1	The term “1933 Act” shall mean the Securities Act of 1933, as amended.

	1.2	The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

	1.3	The term “Acquired Fund N-1A” shall mean the registration statement, as amended, on
Form N-1A of Special Investment Trust with respect to the Acquired Fund in effect on the date hereof or on the Closing Date, as the context may require.

	1.4	The term “Acquiring Fund N-1A” shall mean the registration statement, as amended, on
Form N-1A of Mutual Funds Trust with respect to the Acquiring Fund in effect on the date hereof or on the Closing Date, as the context may require.

	1.5	The term “Agreement” shall mean this Agreement and Plan of Reorganization.

	1.6	The term “Assumed Liabilities” shall mean all liabilities, expenses, costs, charges and receivables of the Acquired Fund as of the Close of Trading on the New York Stock
Exchange on the Valuation Date.

	1.7	The term “Business Day” shall mean any day that the New York Stock Exchange is open.

	1.8	The term “Close of Trading on the NYSE” shall mean the close of regular trading on the
New York Stock Exchange, which is usually 4:00 p.m. Eastern time.

	1.9	The term “Closing” shall mean the closing of the transaction contemplated by this
Agreement.

	1.10	The term “Closing Date” shall mean September 24, 2010, provided all necessary approvals have been received, or such other date as may be agreed by the parties on which the Closing is to take place.

	1.11	The term “Commission” shall mean the Securities and Exchange Commission.

	1.12	The term “Custodian” shall mean State Street Bank and Trust Company.

	1.13	The term “Delivery Date” shall mean the date contemplated by Section 3.3 of this
Agreement.

	1.14	The term “Mutual Funds Trust N-14” shall mean Mutual Funds Trust’s registration statement on Form N-14, including a Proxy Statement/Prospectus as may be amended, that describes the transactions contemplated by this Agreement and registers the
Acquiring Fund Shares to be issued in connection with this transaction.

	1.15	The term “NYSE” shall mean the New York Stock Exchange.

	1.16	The term “Portfolio N-1A” shall mean the registration statement, as amended, on Form N-
1A of the Portfolio in effect on the date hereof or on the Closing Date, as the context may require.

	1.17	The term “Proxy Statement” shall mean the Proxy Statement/Prospectus furnished to the
Acquired Fund shareholders in connection with this transaction.

	1.18	The term “Securities List” shall mean the list of those securities and other assets owned by the Portfolio, on behalf of Acquired Fund, on the Delivery Date.

	1.19	The term “Valuation Date” shall mean the day of the Closing Date.

2.	Transfer and Exchange of Assets

	2.1	Reorganization of the Acquired Fund. At the Closing, subject to the requisite approval of the Acquired Fund’s shareholders and the terms and conditions set forth herein, Special
Investment Trust shall transfer all of the assets of the Acquired Fund and assign all
Assumed Liabilities to the Acquiring Fund, and the Acquiring Fund shall acquire such assets and shall assume such Assumed Liabilities upon delivery by the Acquiring Fund to the Acquired Fund on the Closing Date of Class A Acquiring Fund Shares (including, if applicable, fractional shares) having an aggregate net asset value equal to the value of the assets so transferred, assigned and delivered, less the Assumed Liabilities, all determined and adjusted as provided in Section 2.2. Upon delivery of the assets, the
Acquiring Fund will receive good and marketable title thereto free and clear of all liens.

	2.2	Computation of Net Asset Value. The net asset value per share of the Acquiring Fund
Shares and the net value of the assets of the Acquired Fund subject to this Agreement shall, in each case, be determined as of the Close of Trading on the NYSE on the
Valuation Date, after the declaration and payment of any dividend on that date. The net asset value of the Acquiring Fund Shares shall be computed in the manner set forth in the Acquiring Fund N-1A. In determining the value of the securities transferred by the
Acquired Fund to the Acquiring Fund, such assets shall be priced in accordance with the policies and procedures described in the Acquiring Fund N-1A.

3.	Closing Date, Valuation Date and Delivery

	3.1	Closing Date. The Closing shall be at the offices of Eaton Vance Management, Two
International Place, Boston, MA 02110 immediately after the close of business on the
Closing Date. All acts taking place at Closing shall be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise agreed in writing by the parties.

	3.2	Valuation Date. Pursuant to Section 2.2, the net value of the assets of the Acquired Fund and the net asset value per share of the Acquiring Fund shall be determined as of the
Close of Trading on the NYSE on the Valuation Date, after the declaration and payment of any dividend on that date. The stock transfer books of Special Investment Trust with respect to the Acquired Fund will be permanently closed, and sales of the Acquired Fund
Shares shall be suspended, as of the close of business of Special Investment Trust on the Valuation Date. Redemption requests thereafter received by Special Investment Trust with respect to the Acquired Fund shall be deemed to be redemption requests for the
Acquiring Fund Shares to be distributed to shareholders of the Acquired Fund under this
Agreement provided that the transactions contemplated by this Agreement are consummated.

In the event that trading on the NYSE or on another exchange or market on which securities held by the Acquired Fund are traded shall be disrupted on the Valuation Date so that, in the judgment of Mutual Funds Trust and Special Investment Trust, accurate appraisal of the net assets of the Acquired Fund to be transferred hereunder or the assets of the Acquiring Fund is impracticable, the Valuation Date shall be postponed until the first Business Day after the day on which trading on such exchange or in such market shall, in the judgment of Mutual Funds Trust and Special Investment Trust, have been resumed without disruption. In such event, the Closing Date shall be postponed until one
Business Day after the Valuation Date.

	3.3	Delivery of Assets. After the close of business on the Valuation Date, Special Investment
Trust shall issue instructions providing for the delivery of all of its assets held on behalf of the Acquired Fund to the Custodian to be held for the account of the Acquiring Fund, effective as of the Closing. The Acquiring Fund may inspect such securities at the offices of the Custodian prior to the Valuation Date.

4.	The Acquired Fund Distributions and Termination

	4.1	As soon as reasonably practicable after the Closing Date, Special Investment Trust shall pay or make provisions for the payment of all of the debts and taxes of the Acquired Fund and distribute all remaining assets, if any, to shareholders of the Acquired Fund, and the
Acquired Fund shall thereafter be terminated under Massachusetts law.

At, or as soon as may be practicable following the Closing Date, Special Investment Trust on behalf of the Acquired Fund shall distribute the Class A Acquiring Fund Shares it received from the Acquiring Fund to the shareholders of the Acquired Fund and shall instruct the Acquiring Fund as to the amount of the pro rata interest of each of the
Acquired Fund’s shareholders as of the close of business on the Valuation Date (such shareholders to be certified as such by the transfer agent for Special Investment Trust ), to be registered on the books of the Acquiring Fund, in full and fractional Acquiring Fund
Shares, in the name of each such shareholder, and the Acquiring Fund agrees promptly to transfer the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the
Acquiring Fund in the names of the Acquired Fund shareholders in accordance with said instruction. Each Acquired Fund shareholder shall receive Class A shares of the
Acquiring Fund. All issued and outstanding Acquired Fund Shares shall thereupon be canceled on the books of Special Investment Trust. The Acquiring Fund shall have no obligation to inquire as to the correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct.

5.	The Acquired Fund Securities

On the Delivery Date, the Portfolio on behalf of the Acquired Fund shall deliver the Securities List and tax records. Such records shall be made available to the Acquiring Fund prior to the Closing
Date for inspection by the Treasurer (or his or her designee). Notwithstanding the foregoing, it is expressly understood that the Acquired Fund may hereafter until the close of business on the
Valuation Date sell any securities owned by it in the ordinary course of its business as a series of an open-end, management investment company.

6.	Liabilities and Expenses

The Acquiring Fund shall acquire all liabilities of the Acquired Fund, whether known or unknown, or contingent or determined. Special Investment Trust will discharge all known liabilities of the
Acquired Fund, so far as may be possible, prior to the Closing Date. The Acquired Fund shall bear the expenses of carrying out this Agreement.

7.	Portfolio Representations and Warranties

The Portfolio hereby represents, warrants and agrees as follows:

	7.1	Legal Existence. It is a trust duly organized and validly existing under the laws of the
State of Massachusetts.

	7.2	Registration under 1940 Act. The Portfolio is duly registered with the Commission as a closed-end, investment company under the 1940 Act and such registration is in full force and effect.

	7.3	Financial Statements. The statement of assets and liabilities, schedule of portfolio investments and related statements of operations and changes in net assets of the
Portfolio dated December 31, 2009 fairly present its financial condition as of said date in conformity with generally accepted accounting principles.

	7.4	No Material Events. There are no legal, administrative or other proceedings pending, or to its knowledge, threatened against the Portfolio that would materially affect its financial condition.

	7.5	Requisite Approvals. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been authorized by the
Portfolio’s Board of Trustees by vote taken at a meeting of such Board duly called and held on April 26, 2010.

	7.6	No Material Violations. The Portfolio is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of any provision of its Declaration of Trust or By-Laws, as each may be amended, of the Portfolio or of any agreement, indenture, instrument, contract, lease or other undertaking to which it is a party or by which it is bound.

	7.7	Taxes and Related Filings. Except where failure to do so would not have a material adverse effect on the Portfolio, the Portfolio has filed and will file or obtain valid extensions of filing dates for all required federal, state and local tax returns and reports for all taxable years through and including the taxable year ended October 31, 2009 and no such filings or reports are currently being audited or contested by the Internal
Revenue Service or state or local taxing authority and all federal, state and local income, franchise, property, sales, employment or other taxes or penalties payable have been paid or will be paid, so far as due. The Portfolio is classified as a partnership for federal tax purposes, has qualified as such for each taxable year of its operations, and will qualify as such as of the Closing Date.

	7.8	Good and Marketable Title. On the Closing Date, the Portfolio will have good and marketable title to its assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, except as provided in the
Portfolio N-1A.

	7.9	Books and Records. The Portfolio has maintained all records required under Section 31 of the 1940 Act and rules thereunder.

8.	Mutual Funds Trust and Special Investment Trust Representations and Warranties

Mutual Funds Trust, on behalf of the Acquiring Fund, and Special Investment Trust, on behalf of the Acquired Fund, hereby represent, warrant and agree as follows:

	8.1	Legal Existence. Mutual Funds Trust and Special Investment Trust are each a business trust duly organized and validly existing under the laws of the Commonwealth of
Massachusetts. The Acquiring Fund is a validly existing series of Mutual Funds Trust.
The Acquired Fund is a validly existing series of Special Investment Trust. Mutual Funds
Trust is authorized to issue an unlimited number of shares of beneficial interest of the
Acquiring Fund.

	8.2	Registration under 1940 Act. Mutual Funds Trust and Special Investment Trust are each duly registered as open-end management investment companies under the 1940 Act and such registration is in full force and effect.

	8.3	Financial Statements. The statement of assets and liabilities and the schedule of portfolio investments and the related statements of operations and changes in net assets of the
Acquired Fund dated December 31, 2009 and the Acquiring Fund dated October 31,
2009 fairly present the financial condition of the Acquired Fund and the Acquiring Fund as of said dates in conformity with generally accepted accounting principles.

	8.4	No Contingent Liabilities. There are no known contingent liabilities of the Acquired Fund or the Acquiring Fund not disclosed and there are no legal, administrative or other proceedings pending, or to the knowledge of Mutual Funds Trust or Special Investment
Trust threatened, against the Acquiring Fund or the Acquired Fund which would materially affect its financial condition.

	8.5	Requisite Approvals. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been authorized by the
Boards of Trustees of Mutual Funds Trust and Special Investment Trust by vote taken at a meeting of such Boards duly called and held on April 26, 2010. No approval of the shareholders of the Acquiring Fund is required in connection with this Agreement or the transaction contemplated hereby. The Agreement has been executed and delivered by a duly authorized officer of Mutual Funds Trust and Special Investment Trust and is a valid and legally binding obligation of each of the Acquiring Fund and the Acquired Fund enforceable in accordance with its terms.

8.6	No Material Violations. Mutual Funds Trust and Special Investment Trust are not, and the
execution, delivery and performance of this Agreement will not result, in a material violation of any provision of their Declaration of Trust or By-Laws, as each may be amended, of Mutual Funds Trust or Special Investment Trust or of any agreement, indenture, instrument, contract, lease or other undertaking to which Mutual Funds Trust or Special Investment Trust is a party or by which it is bound.

8.7	Taxes and Related Filings. Except where failure to do so would not have a material adverse effect on the Acquired Fund or the Acquiring Fund, each of the Acquired Fund and the Acquiring Fund has filed or will file or obtain valid extensions of filing dates for all required federal, state and local tax returns and reports for all taxable years through and including its current taxable year and no such filings are currently being audited or contested by the Internal Revenue Service or state or local taxing authority and all federal, state and local income, franchise, property, sales, employment or other taxes or penalties payable pursuant to such returns have been paid or will be paid, so far as due.
Each of the Acquired Fund and the Acquiring Fund has elected to be treated as a
“regulated investment company” for federal tax purposes, has qualified as such for each taxable year of its operations and will qualify as such as of the Closing Date.

8.8	Good and Marketable Title. On the Closing Date, the Acquired Fund will have good and marketable title to its assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, and full right, power and authority to sell, assign, transfer and deliver such assets and shall deliver such assets to the Acquiring Fund. Upon delivery of such assets, the Acquiring Fund will receive good and marketable title to such assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities, except as to adverse claims under Article 8 of the Uniform Commercial Code of which the Acquiring Fund has notice and necessary documentation at or prior to the time of delivery.

8.9	Acquiring Fund N-1A Not Misleading. The Acquiring Fund N-1A conforms on the date of the Agreement, and will conform on the date of the Proxy Statement and the Closing
Date, in all material respects to the applicable requirements of the 1933 Act and the 1940
Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

8.10	Proxy Statement. The Proxy Statement delivered to the Acquired Fund shareholders in connection with this transaction (both at the time of delivery to such shareholders in connection with the meeting of shareholders and at all times subsequent thereto and including the Closing Date) in all material respects, conforms to the applicable requirements of the 1934 Act and the 1940 Act and the rules and regulations of the
Commission thereunder, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated thereon or necessary to make statements therein, in light of the circumstances under which they were made, not materially misleading.

8.11	Books and Records. Each of the Acquired Fund and the Acquiring Fund have maintained all records required under Section 31 of the 1940 Act and rules thereunder.

9.	Conditions Precedent to Closing

The obligations of the parties hereto shall be conditioned on the following:

	9.1	Representations and Warranties. The representations and warranties of the parties made herein will be true and correct as of the date of this Agreement and on the Closing
Date.

	9.2	Shareholder Approval. The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the Acquired Fund Shares in accordance with the 1940 Act and the Declaration of Trust and By-Laws, each as amended, of Special Investment Trust.

	9.3	Pending or Threatened Proceedings. On the Closing Date, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

	9.4	Registration Statement. The Mutual Funds Trust N-14 shall have become effective under the 1933 Act; no stop orders suspending the effectiveness of such Mutual Funds Trust N-
14 shall have been issued; and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act. The Proxy Statement has been delivered to each shareholder of record of the Acquired Fund as of June 15, 2010 in accordance with the provisions of the 1934 Act and the rules thereunder.

	9.5	Declaration of Dividend. Special Investment Trust shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Acquired Fund shareholders all of the Acquired Fund’s investment company taxable income (as defined in Section 852 of the Code) (computed without regard to any deduction for dividends paid) for the final taxable period of the Acquired
Fund, all of its net capital gain realized in the final taxable period of the Acquired Fund
(after reduction for any capital loss carryforward) and all of the excess of (i) its interest income excludable from gross income under Section 103(a) of the Code over (ii) its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the final taxable period of the Acquired Fund.

	9.6	State Securities Laws. The parties shall have received all permits and other authorizations necessary, if any, under state securities laws to consummate the transactions contemplated herein.

	9.7	Performance of Covenants. Each party shall have performed and complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by each such party prior to or at the Valuation Date and the
Closing Date.

	9.8	Due Diligence. Acquiring Fund shall have had reasonable opportunity to have its officers and agents review the records of the Acquired Fund and of the Portfolio.

	9.9	No Material Adverse Change. From the date of this Agreement, through the Closing
Date, there shall not have been:

• any change in the business, results of operations, assets or financial condition or the manner of conducting the business of the Acquired Fund or the Acquiring
Fund (other than changes in the ordinary course of business, including, without limitation, dividends and distributions in the ordinary course and changes in the net asset value per share) which has had a material adverse effect on such business, results of operations, assets or financial condition, except in all instances as set forth in the financial statements;

• any loss (whether or not covered by insurance) suffered by the Acquired Fund or the Acquiring Fund materially and adversely affecting of the Acquired Fund or the
Acquiring Fund, other than depreciation of securities;

• issued by Mutual Funds Trust or Special Investment Trust to any person any option to purchase or other right to acquire shares of any class of the Acquired
Fund or the Acquiring Fund Shares (other than in the ordinary course of Mutual
Funds Trust or Special Investment Trust’s business as an open-end management investment company);

• any indebtedness incurred by the Acquired Fund or the Acquiring Fund for borrowed money or any commitment to borrow money entered into by the
Acquired Fund or the Acquiring Fund except as permitted in the Acquired Fund
N-1A or the Acquiring Fund N-1A and disclosed in financial statements required to be provided under this Agreement;

• any amendment to the Declaration of Trust or By-Laws of Mutual Funds Trust
that will adversely affect the ability of Mutual Funds Trust to comply with the terms of this Agreement; or

• any grant or imposition of any lien, claim, charge or encumbrance upon any asset of the Acquired Fund except as provided in the Acquired Fund N-1A so long as it will not prevent Special Investment Trust from complying with Section
8.8.

	9.10	Lawful Sale of Shares. On the Closing Date, the Acquiring Fund Shares to be issued pursuant to Section 2.1 of this Agreement will be duly authorized, duly and validly issued and outstanding, and fully paid and non-assessable by Mutual Funds Trust, and conform in all substantial respects to the description thereof contained in the Mutual Funds Trust
N-14 and Proxy Statement furnished to the Acquired Fund shareholders and the
Acquiring Fund Shares to be issued pursuant to paragraph 2.1 of this Agreement will be duly registered under the 1933 Act by the Mutual Funds Trust N-14 and will be offered and sold in compliance with all applicable state securities laws.

	9.11	Documentation and Other Actions. Mutual Funds Trust shall have executed such documents and shall have taken such other actions, if any, as reasonably requested to fully effectuate the transactions contemplated hereby.

10.	Addresses

All notices required or permitted to be given under this Agreement shall be given in writing to
Eaton Vance Mutual Funds Trust or Eaton Vance Special Investment Trust, Two International
Place, Boston, MA 02110 (Attention: Chief Legal Officer), or at such other place as shall be specified in written notice given by either party to the other party to this Agreement and shall be validly given if mailed by first-class mail, postage prepaid.

11.	Termination

This Agreement may be terminated by either party upon the giving of written notice to the other, if any of the representations, warranties or conditions specified in Sections 7, 8 or 9 hereof have not been performed or do not exist on or before December 31, 2010. In the event of termination of this Agreement pursuant to this provision, neither party (nor its officers, Trustees or shareholders) shall have any liability to the other.

12.	Miscellaneous

This Agreement shall be governed by, construed and enforced in accordance with the laws of the
Commonwealth of Massachusetts. Mutual Funds Trust and Special Investment Trust represent that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein. Mutual Funds Trust and Special Investment Trust represent that this Agreement constitutes the entire agreement between the parties as to the subject matter hereof. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be executed in any number of counterparts, each of which shall be deemed an original. Whenever used herein, the use of any gender shall include all genders. In the event that any provision of this Agreement is unenforceable at law or in equity, the remainder of the Agreement shall remain in full force and effect.

13.	Amendments

At any time prior to or after approval of this Agreement by the Acquired Fund shareholders (i) the parties hereto may, by written agreement and without shareholder approval, amend any of the provisions of this Agreement, and (ii) either party may waive without such approval any default by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing); provided, however, that following shareholder approval, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be received by the Acquired Fund shareholders under this Agreement to the detriment of such shareholders without their further approval. The failure of a party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this
Agreement shall be held to be a waiver of any other or subsequent breach.

14.	Massachusetts Business Trust

References in this Agreement to Mutual Funds Trust and Special Investment Trust mean and refer to the Trustees from time to time serving under their Declarations of Trust on file with the
Secretary of the Commonwealth of Massachusetts, as the same may be amended from time to time, pursuant to which they conduct their businesses. It is expressly agreed that the obligations of Mutual Funds Trust and Special Investment Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of each Trust personally, but bind only the trust property of each Trust as provided in said Declaration of Trust. The execution and delivery of this Agreement has been authorized by the respective trustees and signed by an authorized officer of Mutual Funds Trust and Special Investment Trust, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them but shall bind only the trust property of each Trust as provided in such Declaration of Trust. No series of Mutual Funds Trust or Special Investment
Trust shall be liable for the obligations of any other series.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by their officers thereunto duly authorized, as of the day and year first above written.

ATTEST:	EATON VANCE SPECIAL INVESTMENT TRUST
(on behalf of Eaton Vance Emerging Markets Fund)

/s/ Maureen A. Gemma	By: /s/ Thomas E. Faust Jr.
Maureen A. Gemma, Secretary	Thomas E. Faust Jr., President

EATON VANCE MUTUAL FUNDS TRUST
(on behalf of Eaton Vance Structured Emerging Markets Fund)

/s/ Maureen A. Gemma	By: /s/ Thomas E. Faust Jr.
Maureen A. Gemma, Secretary	Thomas E. Faust Jr., President

EMERGING MARKETS PORTFOLIO

/s/ Maureen A. Gemma	By: /s/ Barbara E. Campbell
Maureen A. Gemma, Secretary	Barbara E. Campbell, Treasurer
(For purposes of Section 7 only)